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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Astea International Inc.

  As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our report on Bendata, Inc. and Bendata (UK) Limited LLC dated March 29, 1996 included in Astea International Inc.'s Form 8-K/A filed on May 2, 1996 and to all references to our Firm included in this Registration Statement.

                                       ARTHUR ANDERSEN LLP

Philadelphia, Pa.
September 13, 1996